LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


  The undersigned director/officer of Anixter International Inc. ("Issuer") hereby authorizes Bob Eck, John Dul, Ted Dosch, Michele Nelson or any employee of the Issuer designated by any of them who is responsible for assisting insiders with compliance with the Federal securities laws, to sign on behalf of the undersigned any Forms 3, 4, 5, 144, Form ID and for updating and maintaining EDGAR Access Codes, that are required to be filed from time to time with the Securities and Exchange Commission or the New York Stock Exchange. Such forms shall be completed from the information furnished by me to the Issuer and the information in the Issuer's records.

  This authority shall remain in effect until either I am no longer obligated to report transactions pursuant to Section 16(a) of the Securities Exchange Act of 1934 or the authority has been revoked in writing by me.



                                              /s/ Mary Kate Powell
                                         _________________________________
                                         Signature


                                                Mary Kate Powell
                                         _________________________________
                                         Print Name



STATE OF Illinois

COUNTY OF Cook



	On this 16th day of November,2011, Mary Kate Powell personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                /s/ Deborah Youtsey
                                         _________________________________
                                         Notary Public


                                                11/5/2013
                                         _________________________________
                                         My Commission Expires: